Exhibit No. 99

                20-YEAR THROUGH 30-YEAR 10/1 CMT INTERMEDIATE ARM
                         RELO & NON-RELOCATION MORTGAGES
                               WFMBS SERIES 2004-L
                            POOL PROFILE (6/04/2004)

                                              10/1 POOL          Tolerance
                                            ------------    --------------------
AGGREGATE PRINCIPAL BALANCE                 $457,001,512             (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                       1-Jun-04                     N/A
INTEREST RATE RANGE                            3.375 - 6                     N/A
GROSS WAC                                          5.087%         (+ / - 10 bps)
WEIGHTED AVERAGE SERVICE FEE                    25.0 bps
MASTER SERVICING FEE                             1.0 bps on Securitization only
WAM (in months)                                      359          (+/- 2 months)

WALTV                                                 63%          (maximum +5%)

CALIFORNIA PERCENT                                    56%          (maximum +5%)
SINGLE LARGEST ZIP CODE PERCENT                        1%          (maximum +2%)

AVERAGE LOAN BALANCE                            $518,142      (maximum +$25,000)
LARGEST INDIVIDUAL LOAN BALANCE               $1,463,000    (maximum $1,500,000)

CASH OUT REFINANCE PERCENT                            15%          (maximum +5%)

PRIMARY RESIDENCE PERCENT                             95%          (minimum -5%)

SINGLE FAMILY DETACHED PERCENT                        91%          (minimum -5%)

FULL DOCUMENTATION PERCENT                            53%          (minimum -5%)

WA FICO                                              742            (minimum -5)

UNINSURED > 80% LTV PERCENT                            0%          (maximum +3%)

RELOCATION PERCENT                                   6.6%          (minimum -2%)

GROSS MARGIN                                       2.750%          (+ / - 5 bps)

GROSS LIFECAP                                     10.087%         (+ / - 10 bps)

WA MONTHS TO NEXT ROLL                               120        (+ / - 3 months)

INTEREST ONLY PERCENT                                  0%          (maximum +5%)

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. SUCH INFORMATION
         SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

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                            WFMBS MORTGAGE LOAN POOL
                20-YEAR THROUGH 30-YEAR 10/1 CMT INTERMEDIATE ARM
                         RELO & NON-RELOCATION MORTGAGES
                               WFMBS SERIES 2004-L
                               PRICING INFORMATION
                            POOL PROFILE (6/04/2004)

COLLATERAL                    All Mortgage Loans will Index off the One Year
                              CMT.

                              None of the Mortgage Loans have a convertibility feature.

                              Each Mortgage Loan has a 5% Initial Rate Cap & 2% for each Adjustment thereafter.

                              Each Mortgage Loan has a 5% Lifetime Rate Cap.

RATING AGENCIES               TBD by Wells Fargo

PASS THRU RATE                Net WAC or Ratio Stripped/Variable

STRUCTURE                     TO CONFORM TO WFMBS 2002-B or 2004-C EXCEPT AS
                              NOTED BELOW
                              (Call WF Structured Finance at the number below for details)

AAA STRUCTURE DUE DATE        11-Jun-04

                              Structures received or changes to structures past the due date will incur a $10,000 fee.

PRICING DATE

SETTLEMENT DATE               29-Jun-04

ASSUMED SUB LEVELS                                            AGG Assumed Levels
-------------------------------------------                   ------------------
Levels and Rating Agencies for                          AAA         2.45%
2004-L to be determined by                               AA         1.15%
Wells Fargo                                               A         0.70%
These levels are for bid purposes only.                 BBB         0.45%
They are not a trade stipulation.                        BB         0.25%
Any change in actual levels will not result               B         0.10%
in price changes.

                              Note: AAA Class will be rated by two rating agencies. AA through B Classes will be rated by one rating agency. Additional tranche ratings will be paid for by the underwriter.

NOTE: Please note the following specifics of the 2004-L structure:

Class A Optimal Amt: Class A PP% of Net Liquidation Proceeds for a Liquidated
Loan

Class A PP% Shift Test Failure - Look back to last determination date for calc'd Class A PP%

No Floating Rate Interest-Only Strips will be described as Fixed Rate (Normalized I/Os)

* This Security may contain Pledged Asset Loans, Buydown Loans, and Manufactured Homes.

                                                    Brad Davis (301) 846-8009
WFMBS CONTACTS                                      Gretchen Leff (301) 846-8356
                                                    Mike Miller (301) 815-6397

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                            WFASC Denomination Policy

                                          Minimum       Physical     Book Entry
Type and Description of Certificates   Denomination   Certificates  Certificates
-------------------------------------  -------------  ------------  ------------
                                          (1)(4)

Class A

PAC, TAC, Scheduled, Accrual,
Sequential, Floaters, NAS,
Non-complex components (subject to
reasonable prepayment support)            $25,000       Allowed       Allowed

Companion classes for PAC, TAC,
Scheduled Classes                        $100,000       Allowed       Allowed

Inverse Floater (Including
Leveraged), PO, Subclasses of the
Class A that provide credit
protection to the Class A, Complex
multi-component certificates             $100,000       Allowed       Allowed

Notional and Nominal Face IO                (2)         Allowed       Allowed

Residual Certificates                       (3)         Required    Not Allowed

All other types of Class A
Certificates                                (5)           (5)           (5)


Class B (Investment Grade)               $100,000       Allowed       Allowed

Class B (Non-Investment Grade)           $250,000       Required    Not Allowed

(1) WFASC reserves the right to cause certain certificates to be issued in denominations greater than outlined above or in a definitive form to mitigate the risk of a security with complicated cash-flow characteristics being made available to an unsophisticated investor.

(2) IO Certificates will be issued in minimum denominations that ensure a minimum purchase price of $100,000.

(3)   100% percentage interest for non-economic residuals.

(4) Retail Classes will be analyzed and approved on a case-by-case basis by WFASC. (WFASC does not issue Companion Classes for PAC/TAC/Scheduled Classes in $1000 denominations.)

(5)   Underwriter must obtain WFASC's approval.